NATIONAL PENN BANCSHARES, INC.
                         ------------------------------

              OFFICERS' AND KEY EMPLOYEES' STOCK COMPENSATION PLAN
              -----------------------------------------------------

                        (AS AMENDED, SEPTEMBER 26, 2001)
                         ------------------------------



                             STOCK OPTION AGREEMENT
                                       FOR
                           NON-QUALIFIED STOCK OPTION
                         ------------------------------

                                     BETWEEN

                         NATIONAL PENN BANCSHARES, INC.

                                       AND

                              --------------------
                                     (Name)

              Date of Grant:                December 2, 2004


              Number of Shares:            __________ shares


              Purchase Price:               $ 28.502 per share


              Option Expires:               January 2, 2015



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                         NATIONAL PENN BANCSHARES, INC.
              OFFICERS' AND KEY EMPLOYEES' STOCK COMPENSATION PLAN
              -----------------------------------------------------
                        (AS AMENDED, SEPTEMBER 26, 2001)

                      NON-QUALIFIED STOCK OPTION AGREEMENT

Number of shares subject to option: __________ shares.

     This Agreement dated December 2, 2004 between National Penn Bancshares, Inc. (the "Corporation") and ____________ (the "Optionee"),


                                   WITNESSETH:

         1.       Grant of Option

         Pursuant to the provisions of the National Penn Bancshares, Inc. Officers' and Key Employees' Stock Compensation Plan, as amended through September 26, 2001 (the "Plan"), the Corporation hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Corporation all or any part of an aggregate of _______________ shares of Common Stock (without par value) of the Corporation at the purchase price of $28.502 per share, such option to be exercised as hereinafter provided.

         2.       Terms and Conditions

         It is understood and agreed that the option evidenced hereby is subject to the following terms and conditions:

         (a) Expiration Date. Subject to the provisions of Paragraph 2(d), the option granted hereby shall expire on January 2, 2015[more than 10 years, but not more than 10 years and one month from the date of grant].

         (b) Exercise of Option. The Optionee shall have a cumulative vested interest in the right to exercise an option granted hereby, determined by reference to his or her continuous employment with the Corporation and/or a subsidiary following the date of grant of the option, as follows:

         Period of Continuous                            Cumulative Vested
         Employment Following Grant                        Percentage
-----------------------------------                  ----------------------
                  Less than 1 year                             -0-
                  1 year or more                             20.0
                  2 years or more                            40.0
                  3 years or more                            60.0
                  4 years or more                            80.0
                  5 years or more                           100.0




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To the extent the application of the above vesting schedule would at any time result in the right to acquire a fractional share, the right to acquire such fractional share shall be deferred to the next vesting period.

This option may be exercised, to the extent exercisable by its terms, in whole or from time to time in part at any time prior to the expiration hereof. Any exercise shall be accompanied by a written notice to the Corporation specifying the number of shares as to which the option is being exercised.

         (c) Payment of Purchase Price Upon Exercise. Upon exercise, the purchase price of the shares as to which this option shall be exercised shall be paid in cash or other consideration as permitted by the Plan.

         (d) Exercise Upon Death or Termination of Employment.

                  (1) Except as otherwise provided herein and in Subparagraph
(d)(2), upon the termination of employment of the Optionee for any reason, the unexercised vested portion of any option held by him or her shall lapse on the earlier of (i) the expiration of the term of the option, or (ii) three months from the date of such termination of employment. Upon the termination of employment of the Optionee because of retirement at age 60 or later, death or disability, the unexercised vested portion of this option (including any portion that becomes vested on account of such retirement, death or disability) shall lapse on the earlier of (i) the expiration of the term of the option, or (ii) five years from the date of such termination of employment.

                  (2) In the case of the discharge of the Optionee for "cause", the unexercised vested portion of any option held by the Optionee shall lapse immediately. For purposes of the preceding sentence, the Optionee will be deemed discharged for "cause" if the Optionee is discharged by his or her employer and the ground for such discharge is the employer's good faith and reasonable belief that (i) the Optionee has committed fraud or dishonesty toward his or her employer (or any business affiliated with his or her employer, or any individual or company doing business with any of them), or (ii) the Optionee has committed a felony, not otherwise described in clause (i), which involves a crime of moral turpitude. Any lapse occurring under provisions of this subsection shall be final, whether or not the Optionee is convicted of or admits to the commission of the offense, and no person or corporation shall be liable to the Optionee therefor.

                  (3) Upon the termination of employment of the Optionee for any reason other than retirement at age 60 or later, death or disability, the nonvested portion of any option held by him or her shall lapse immediately. Upon termination of employment of the Optionee because of retirement at age 60 or later, death or disability, the nonvested portion of this option shall vest immediately.


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         (e) Transferability. This option shall not be transferable except (1)
to one or more members of the Optionee's immediate family, a related trust or a partnership of immediate family members, (2) by Will or by the laws of descent and distribution, or (3) pursuant to a qualified domestic relations order.

         (f) Change in Control. If a Change in Control (as defined in the Plan) of the Corporation occurs, the nonvested portion of this option shall vest immediately.

         (g) Adjustments. In the event of any change in the Common Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the corporate structure of the Corporation, the Committee appointed pursuant to Section 2 of the Plan shall appropriately adjust the number of shares subject to this option and the price per share thereof (but not the total price), so that upon exercise the Optionee shall receive the same number of shares the Optionee would have received had the Optionee been the holder of all shares subject to this option immediately before the effective date of such change in the capital structure of the Corporation. Any adjustment so made shall be final and binding upon the Optionee.

         (h) No Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock subject to this option prior to the date of issuance to him or her of a certificate or certificates for such shares.

         (i) No Right To Continued Employment. This option shall not confer upon the Optionee any right with respect to continuance of employment by the Corporation or any subsidiary, nor shall it interfere in any way with the right of his or her employer to terminate his or her employment at any time.

         (j) Compliance with Law and Regulations. This option and the obligation of the Corporation to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to (1) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (2) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

         3. Investment Representation

         The Committee appointed pursuant to Section 2 of the Plan may require the Optionee to furnish to the Corporation, prior to the issuance of any shares upon the exercise of all or any part of this option, an agreement (in such form as such Committee may specify) in which the Optionee represents that the shares acquired by him or her upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.


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         4.       Optionee Bound by Plan

         The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof, which, to the extent relevant, are incorporated herein by reference.

         5.       Withholding of Taxes

         The Corporation will require as a condition precedent to the exercise of this option that appropriate arrangements be made for the withholding of any applicable taxes. The obligation of the Optionee under this paragraph to provide for the payment of withholding taxes may be satisfied, subject to the provisions of Section 13(b) of the Plan, by electing to have the Corporation withhold certain of the shares that would otherwise be issuable pursuant to the exercise of the option granted hereby.

         6.       Notices

         Any notice hereunder to the Corporation shall be addressed to it at its office, Philadelphia and Reading Avenues, Boyertown, Pennsylvania 19512,
Attention: Corporate Secretary, and any notice hereunder to Optionee shall be addressed to him or her at the address below, subject to the right of either party to designate at any time hereafter in writing some other address.

         IN WITNESS WHEREOF, National Penn Bancshares, Inc. has caused this Agreement to be executed by a duly authorized officer and the Optionee has executed this Agreement, both as of the day and year first above written.

         NATIONAL PENN BANCSHARES, INC.                    OPTIONEE



                 -----------------------           ------------------------
                      (Signature)                     (Signature)


                 -----------------------           ------------------------
                      (Print Name)                    (Print Name)


                 -----------------------           ------------------------
                      (Print Title)                   (Print Address)





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